UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2016

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, Meta Financial Group, Inc. (the “Company”) filed a Current Report on Form 8-K announcing, among other things, that effective September 9, 2016, Ira D. Frericks resigned from his position as Executive Vice President and Chief Operating Officer of the Company.

In connection with Mr. Frerick’s resignation, the Company and MetaBank entered into a Separation and General Release Agreement (the “Separation Agreement”) dated as of September 9, 2016.  Under the terms of the Separation Agreement, the Company will pay Mr. Frericks separation pay in the amount of $371,412, payable in two installments.  Pursuant to the Separation Agreement, Mr. Frericks agreed to provide a maximum of 200 hours of advisory and consulting services to MetaBank during the 180-day period following the effective date of the Separation Agreement and agreed to certain restrictive covenants, including a 12 month restriction on solicitation of MetaBank employees. On the terms set forth in the Separation Agreement, Mr. Frericks agreed to release MetaBank and the Company from all claims, and agreed not to bring any action or litigation against MetaBank or the Company.  The foregoing brief description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation and General Release Agreement dated as of September 9, 2016, by and among the Company, MetaBank and Ira D. Frericks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

		By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer and Secretary

Dated:	September 9, 2016

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